SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission
    Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
    240.14a-12

                       FLORIDA PUBLIC UTILITIES COMPANY
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               (Name of Registrant as Specified In Its Charter)


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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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                       FLORIDA PUBLIC UTILITIES COMPANY
                           401 SOUTH DIXIE HIGHWAY
                        WEST PALM BEACH, FLORIDA 33401

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD APRIL 15, 1997

                                                                March 5, 1997

To the Common Stockholders of
FLORIDA PUBLIC UTILITIES COMPANY:

       Notice is hereby given that the Annual Meeting of Stockholders of Florida Public Utilities Company will be held at the Corporate Headqarters, 401 South Dixie Highway, West Palm Beach, Florida, on Tuesday, April 15, 1997, at 11:00 A.M., local time, for the following purposes:

       1. To elect three directors;
       2. To transact such other business as may properly come before the meeting or any adjournment thereof.

       Further information regarding the business to be transacted at the meeting is described in the accompanying Proxy Statement, which is hereby made a part of this notice.

       Only the holders of record of common stock at the close of business on February 17, 1997 will be entitled to vote at the meeting or any adjournment thereof. Whether or not you plan to attend the meeting, you are respectfully requested to read the accompanying Proxy Statement and then date, sign and return the enclosed proxy.

                                        By order of the Board of Directors,

                                        Jack R. Brown
                                        Treasurer and Secretary






                      FLORIDA PUBLIC UTILITIES COMPANY
                           401 SOUTH DIXIE HIGHWAY
                        WEST PALM BEACH, FLORIDA 33401



                               PROXY STATEMENT
                                     FOR
                       ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD APRIL 15, 1997

                            ---------------------

                                                                 March 5, 1997
                            PROXY AND SOLICITATION

       The accompanying proxy is solicited on behalf of the Board of Directors of Florida Public Utilities Company (the "Company") for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Tuesday, April 15, 1997, and at any adjournment thereof. A stockholder who gives a proxy retains the right to revoke it any time before it is voted and such revocation is not limited or subject to compliance with any formal procedure. A proxy when given and not so revoked will be voted. This Proxy Statement and the accompanying proxy are being mailed to stockholders commencing on or about March 10, 1997.

          The cost of soliciting proxies is to be borne by the Company. The Company has retained Kissel-Blake Inc., 110 Wall Street, New York, New York 10005 to assist in the solicitation of proxies at an estimated cost of $4,000 plus reasonable out-of-pocket expenses. The Company will, upon request, pay brokers and other persons holding stock in their names or in the names of nominees their expenses for sending proxy material to principals and obtaining their proxies. In addition to the solicitation of proxies by mail, proxies may be solicited by personal interview, telephone or telegram by certain of the Company's employees without compensation therefor.

                     STOCK OUTSTANDING AND VOTING RIGHTS

       On February 17, 1997, the Company had outstanding 1,478,771 shares of common stock (exclusive of 19,463 shares held of record by its wholly-owned subsidiary, Flo-Gas Corporation, and 89,460 shares held of record as treasury stock, none of which are entitled to vote), being the only class of stock entitled to vote, the holders thereof being entitled to one vote for each share held. Only stockholders of record at the close of business on February 17, 1997, the record date, will be entitled to vote at the Annual Meeting or any adjournment thereof. Assuming a quorum is present,either in person or by proxy, the affirmative vote of the holders of a majority of the votes present or represented at the Annual Meeting is required for election of directors. Therefore, any shares of common stock which are not voted on this matter at the Annual Meeting, whether by abstention, broker non-vote or otherwise, will have no effect on the election of directors.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

       The following are known to the Company to be the beneficial owners of more than five percent of the Company's voting securities at the record date, February 17, 1997:
                  Name and Address                  Amount and Nature
                    of Beneficial                    of Beneficial     Percent
 Title of Class       Ownership                        Ownership      of Class
 --------------   -----------------                 ----------------- --------

Common           Essex & Company                     156,777 Trusts(1)    10.6%
                  First Union Corporation
                  1200 First Union Plaza
                  Charlotte, North Carolina 28288
Common           Robert L. Terry                      85,500 Direct       5.8%
                  137 Kings Road
                  Palm Beach, Florida 33480
Common           Atlee M. Kohl                       101,100 Trusts(2)    6.8%
                  3007 Skyway Circle North
                  Irving, Texas 75038
Common           Chesapeake Utilities Corporation    109,232 Direct       7.4%
                  861 Silverlake Boulevard
                  Cannon Building
                  Dover, Delaware 19901

  ---------------

(1) Robert L. Terry, a director of the Company, is Co-Trustee for trust accounts established under the wills of his parents and shares voting and dispositive powers for this stock.
(2) Atlee M. Kohl is deemed to be the beneficial owner and shares voting and dispositive powers for 38,100 shares, 30,000 shares, 30,000 shares and 3,000 shares owned by Woodland Investment Company, Nicole Kohl Gift Trust, Woodland Investment Trust and the Nicole F and Atlee Kohl Family Foundation, respectively.

                      NOMINEES AND CONTINUING DIRECTORS

    Three directors are to be elected for terms expiring at the Annual Meeting in 2000, or until their respective successors are duly elected and qualified. There are no arrangements or understandings between any director and any other person pursuant to which the director was elected.

    The shares represented by the proxies which are executed and returned will be voted at the Annual Meeting for the election, as directors, of the nominees named in the table set forth below unless authority to vote for the nominees is expressly withheld.

    Should any of the nominees become unavailable for any reason (which is not anticipated), the proxies (except for those marked to the contrary) may be voted for such other person or persons as may be selected by the Board of Directors of the Company.

    As of February 17, 1997, the nominees for directors and directors whose terms of office as directors will continue after the Annual Meeting beneficially owned stock of the Company in the amounts set forth opposite their names (such ownership being as reported by these individuals to the Company.

                                                              Securities Owned
Nominee or Identity of Group,                   First     Shares of Common Stock
Principal Occupation for                        Became a  Benficial      Percent
Last Five Years                           Age   Director  Ownership     of Class
------------------------------            ---   --------   --------     --------

TO BE ELECTED FOR TERMS ENDING IN 2000
Daniel Downey(1)(2)(3)(5)                  74       1974        300 Less than 1%
 Partner in the Palm Beach,
 Florida Law Firm of Downey
 & Downey, P.A.
John T. English                            53       1994      3,037 Less than 1%
 Senior Vice President of the
 Company since January 1993;
 Vice President March 1991 to
 December 1992
Robert L. Terry(3)(6)(7)                   77       1952     85,500         5.8%
 Chairman of the Executive
 Committee of the Company
TO CONTINUE IN OFFICE UNTIL 1999
E. James Carr, Jr. (1) (2)                 70       1990        300 Less than 1%
 Retired business executive since
 December 1991
Gordon O. Jerauld (2)                      75       1969      9,632 Less than 1%
 Retired utility executive since
 September 1991
TO CONTINUE IN OFFICE UNTIL 1998
Franklin C. Cressman(3)(4)                 63       1981     10,586 Less than 1%
 President and Chief Executive Officer
 of the Company
Richard C. Hitchins (1)                    51       1995        100 Less than 1%
 President of R.C. Hitchins & Co.,P.A.,
 a Florida CPA firm

     In addition to the directors named above, the following executive officers of the Company individually and beneficially owned the shares of common stock as set forth opposite their respective names.

                                                                   SHARES
       NAME                           TITLE                 BENEFICIALLY OWNED
      ---------------------    -------------------------   ------------------

      Jack R. Brown           Treasurer and Secretary              2,150
      Charles L. Stein        Vice President                       1,013
      Darryl L. Troy          Vice President                       2,379

    All directors and executive officers as a group (10 individuals) beneficially owned 114,997 shares (7.8%) of common stock of the Company.

NOTES:
    (1) Member of Audit Committee: Daniel Downey, Chairman.
    (2) Member of Compensation Committee: E. James Carr, Jr., Chairman.
    (3) Member of Executive Committee: Robert L. Terry, Chairman.
    (4) In addition, Franklin C. Cressman's wife owns 1,043 shares of common stock as to which Mr. Cressman disclaims any beneficial ownership; and Mr. Cressman owns 316 shares of 4 3/4% preferred stock.
    (5) Daniel Downey's wife owns 2,669 shares of common stock as to which Mr. Downey disclaims any beneficial ownership.
    (6) In addition, Robert L. Terry's wife owns 3,086 shares of common stock and 205 shares of 4 3/4% preferred stock as to which Mr. Terry disclaims any beneficial ownership.
    (7) Robert L. Terry may be considered a control person.

All of the above are also directors of Flo-Gas Corporation, a wholly-owned subsidiary, of which Mr. Cressman is the President and Chief Executive Officer.


                        COMPLIANCE WITH SECTION 16(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires each of the Company's directors and executive officers, and any beneficial owner of more than 10% of the Company's common stock, to file with the Securities and
Exchange Commission (the "SEC") initial reports of   beneficial ownership of the
Company's common stock and reports of changes in such beneficial ownership.
Such persons also are required by SEC regulations to furnish the Company with copies of such reports. To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and on the written representations made by such persons that no other reports were required, during the fiscal year ending December 31, 1996, no director, officer or 10% beneficial owner failed to file on a timely basis the reports required by Section 16(a).


                      BOARD OF DIRECTORS AND COMMITTEES

    During 1996 the directors held four meetings. All of the directors attended at least 75% of the meetings of the Board of Directors and the committees on which they served.

    Each director who is not also an officer or employee of the Company receives an annual retainer in the form of 100 shares of the Company's common stock and is paid $300 and $100 in cash for attendance at each meeting of the Boards of Directors of the Company and of Flo-Gas Corporation, a wholly-owned subsidiary, respectively, and an annual fee of $300 in cash for each board-constituted Committee on which he serves, plus reasonable expenses. Directors who are employees of the Company receive no compensation for attending board meetings or serving on committees.

    Members of the Board of Directors are elected to various committees. The present committees of the Board and their respective chairmen are: Executive Committee, Robert L. Terry; Audit Committee, Daniel Downey; and Compensation Committee, E. James Carr, Jr. The Company does not have a Nominating Committee. During 1996, the Audit Committee and the Compensation Committee each met one time. The Executive Committee held no meetings in 1996.

    The functions of the Audit Committee are to: (1) recommend the selection, retention and termination of the Company's external auditors; (2) approve in advance the types of professional services for which the Company would retain the external auditors and consider whether any such service would impair the independence of the external auditors; (3) review the overall scope of the audit with external auditors, the financial statements and external audit results and recommendations of the independent audit with management; and (4) provide whatever additional function it deems necessary in connection with the internal accounting and reporting practices of the Company.

    The functions of the Compensation Committee are to: (1) develop and define a corporate executive compensation policy; (2) review and recommend to the Board of Directors adjustments to the salaries of elected officers of the Company; and
(3) perform such related duties as may be requested by the Board.

                            EXECUTIVE COMPENSATION

    Mr. Franklin C. Cressman, President and Chief Executive Officer, is the only executive officer of the Company who had annual compensation of more than $100,000. Mr. Cressman's compensation, consisting of annual salary only, was $148,937, $144,696 and $139,548 for the years ended December 31, 1996, 1995 and
1994 respectively.

    The Company has no stock option plans, bonus plans, long-term incentive plans or any other form of executive compensation.

                      EMPLOYMENT AND SEVERANCE AGREEMENT

    In December 1991, the Company entered into an employment agreement with John T. English which terminated on June 1, 1996. In May 1996 and in accordance with provisions contained in the Agreement, the Company amended the employment agreement with Mr. English to terminate on June 1, 1997. The agreement specifies the terms of employment, including a minimum annual salary. Employment shall be at will; but, if employment is terminated (1) without cause, Mr. English shall receive severance benefits equal to his then current annual salary payable in twenty-four semi-monthly payments, or (2) upon change of control (as defined in such employment agreement), he shall receive a lump sum payment equal to three times his pre-change of control annual base salary. In addition, the Company shall provide him, his spouse and his children with the same medical and life insurance benefits provided by the Company's employee benefits program, which benefits shall continue from the date of termination for one year in the event of termination without cause, or for two years in the event of termination upon change of control.


                        COMPENSATION COMMITTEE REPORT

    The Company's executive compensation philosophy is to establish and maintain appropriate executive compensation levels comparable to the compensation practices of other regulated utilities of similar size based on annual revenues and number of employees. The philosophy is essentially to maintain compensation near the average for the comparable survey group. The Compensation Committee establishes and administers the Company's executive compensation program to achieve objectives which support the long-term success of the Company. These objectives include the ability to attract and retain high caliber executives, to motivate and reward executive and corporate performance and to align the interests of executives with those of the Company's stockholders. Executive compensation has been, and will continue to be, tax deductible.

    The Compensation Committee is comprised of three members appointed by the Board of Directors. Two of the members of the Compensation Committee are independent directors who are not, and have not been, employees of the Company. The Compensation Committee periodically directs an independent consulting firm to perform a study of executive compensation levels in order to establish salary grade ranges. The study is based on comparable positions in companies from the small electric, gas and combination utility sector selected by the consultant. The comparable company group is not used as an index for the corporate performance graph included as a part of this proxy statement.

    Annually, the Chief Executive Officer informs the Committee as to management proposals for remuneration of the Company's executive officers other than that of the Chief Executive Officer. Factors considered by the Chief Executive Officer are typically subjective and include his perception of the individual's performance, decision-making responsibility, experience and leadership skills. Performance is considered the single most important factor and half of the weight is placed in this area. The remaining factors are weighted equally in the total measurement. The recommendations of the Compensation Committee are reviewed for approval.

    The Compensation Committee reviews the Chief Executive Officer's annual recommendations on executive compensation, compares them to the established salary ranges, makes adjustments, if any, and recommends the adjusted compensation levels to the Board of Directors for approval. The recommendations of the Committee are reviewed and approved by the Board of Directors, except that the Chief Executive Officer and other directors who are also officers or employees of the Company do not attend that portion of the Board meeting at which their compensation is discussed, nor do they participate in the review or vote on the approval of their compensation.

    As indicated in the discussion above, the Company's executive compensation program is based on competitive comparative salary ranges which are adjusted annually upon review by the Compensation Committee. Executive officers receiving increases, except the Chief Executive Officer, were granted increases in annual salaries ranging from 3.3% to 4.8% in 1996.

    The Company's executive compensation program contains no incentive components such as stock options, bonus plans, excess pension awards or long-term incentive plans. All executives are covered by the Company's non-participating defined benefit pension program, as set forth in another section of this proxy statement, and are eligible to participate in the Company's employee stock purchase plan according to the terms and conditions available to all employees.




         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Board of Director's Compensation Committee are E. James Carr, Jr. (Chairman), Daniel Downey and Gordon O. Jerauld. Mr. Jerauld was a Senior Vice President of the Company when he retired in 1991. Mr. Downey is a partner in the Palm Beach, Florida law firm of Downey & Downey, P.A., whose firm renders various legal services to the Company in the ordinary course of its business. In addition, no executive officer or director serves on the Board of Directors or Compensation Committee of another company where an executive officer or director of the other company also serves on the Board of Directors or Compensation Committee of the Company.


                         CORPORATE PERFORMANCE GRAPH

    The following graph compares total shareholder returns over the last five calendar years to the Standard & Poor's 500 Stock Index (S&P 500) and Standard & Poor's Utilities Index (S&P Utilities). Total return values for the S&P 500, S&P Utilities and Florida Public Utilities Company (FPU) were calculated based on cumulative total return values assuming reinvestment of dividends. The shareholder return shown on the graph below is not necessarily indicative of future performance.

         Comparison of Five Year Cumulative Total Shareholders Return Among Florida Public Utilities Company, S&P 500 and S&P Utilities

                                         Florida         S&P
                                        Public           500            S&P
      Measurement Period               Utilities        Stock        Utilities
    (Fiscal Year Covered)               Company         Index          Index

         1991                          $100.00        $100.00         $100.00
         1992                           108.22         107.61          108.07
         1993                           108.48         118.40          123.58
         1994                            99.87         120.01          113.85
         1995                           124.48         164.94          161.47
         1996                           144.35         202.71          166.49


                         EMPLOYEE STOCK PURCHASE PLAN

         This Plan was approved by the stockholders on April 19, 1966. It provides that eligible employees of the Company who are participants in the Plan may save regularly by payroll deductions and twice each year use these savings to purchase common stock of the Company at a price of 90% of the closing price on the American Stock Exchange on the date such option is granted, or on the last preceding day such quotation is available. The maximum allowable amount of payroll deduction is 15% of the employee's regular pay. In 1996, cash credits for purchases under the Plan amounted to $1,801 for Franklin C. Cressman. Future cash credits will be based on the number of shares purchased, option price, fair market value and whether the Plan continues in effect.

                               RETIREMENT PLAN

         The Company maintains a defined benefit Pension Plan for substantially all employees. Plan benefits are based on an employee's years of credited service and average Plan compensation during his highest five consecutive years in his last ten years of service. The following table shows estimated annual benefits payable upon normal retirement to persons in specified remuneration and year-of-service classifications.


   AVERAGE FINAL
    COMPENSATION
     DURING THE                   ESTIMATED ANNUAL RETIREMENT BENEFIT
  MEMBER'S HIGHEST                AT AGE 65 OF A NEW PLAN MEMBER FOR
   5 OF THE LAST                     REPRESENTATIVE YEARS OF SERVICE
    10 YEARS OF      ----------------------------------------------------------
   CREDITED SERVICE  15 YEARS    20 YEARS   25 YEARS   30 YEARS    35 YEARS
   ----------------   --------   --------   --------   --------    --------

        $  20,000       $ 3,000     $ 4,000     $ 5,000    $ 6,000    $ 7,000
           40,000         6,000       8,000      10,000     12,000     14,000
           60,000         9,500      12,000      15,000     18,000     21,000
           80,000        14,500      18,600      22,600     26,900     31,300
          100,000        19,400      25,200      30,900     36,800     42,900
          120,000        24,400      31,800      39,100     46,700     54,400
          140,000        29,300      38,400      47,400     56,600     66,000
          160,000        34,300      45,000      55,600     66,500     77,500
          180,000        39,200      51,600      63,900     76,400     89,100
          200,000        44,200      58,200      72,100     86,300    100,600


        Compensation under the Plan is the regular salary paid to an employee for service rendered to the Company, including commissions but excluding any bonuses and pay for overtime or special pay. Mr. Cressman has completed 35 years of credited service in the Plan.

        The benefits shown in the above table are straight-life annuity amounts. They are not subject to any deduction for Social Security or other
offset   amounts. The benefit formula is dependent in part on each employee's
Social Security Covered Compensation which varies by year of birth and is an average of Social Security taxable wage bases.

                            STOCKHOLDER PROPOSALS

        Stockholder proposals intended for inclusion in the 1998 Proxy and
Proxy   Statement must be received by the Secretary of the Company, 401 South
Dixie  Highway, West Palm Beach, Florida 33401, not later than November 14,
1997.

                                ANNUAL REPORT

        The financial statements and auditors' opinion are contained in the Company's Annual Report for the year ended December 31, 1996, which has been mailed to all stockholders of the Company.

                        INDEPENDENT PUBLIC ACCOUNTANTS

        The firm of Deloitte & Touche LLP, independent public accountants, has been appointed by the Board of Directors each year for many years to examine the accounts of the Company. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

                           DISCRETIONARY AUTHORITY

        The Company has no knowledge of any business to be brought before the Annual Meeting other than that which is specified in the notice of such meeting or may arise in connection with or for the purpose of effecting the same. Should any other business properly come before the meeting, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.